Exhibit 99.3

Exhibit 99.3

Third Quarter 2015

Non-GAAP to GAAP Reconciliation

November 4, 2015

Non-GAAP to GAAP Reconciliations

Non-GAAP to GAAP Reconciliations

Non-GAAP to GAAP Reconciliations

Non-GAAP to GAAP Reconciliations

Guidance

Non-GAAP to GAAP Reconciliations

Non-GAAP to GAAP Reconciliations

Non-GAAP to GAAP Reconciliations

Third Quarter 2015

Non-GAAP to GAAP Reconciliation

November 4, 2015



Third Quarter 2015
Non-GAAP to GAAP Reconciliation
November 4, 2015

Non-GAAP to GAAP Reconciliations

The Company discloses in this press release the non-GAAP financial measures of adjusted income from operations and adjusted net income. Each of adjusted income from operations and adjusted net income provide supplementary information about the impacts of acquisition related expenses and foreign-exchange impacts on intercompany loans. We believe the presentation of adjusted income from operations and adjusted net income provides useful information in assessing our results of operations and potential future results. These measures should not be considered as an alternative to their comparable GAAP measures, nor should they be considered in isolation, or as a substitute for analysis of our results reported under GAAP. Additionally, because these measures may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Each of adjusted earnings per share and adjusted operating margin provide supplementary information about the impacts of acquisition related expenses and foreign-exchange impacts on intercompany loans. We believe the presentation of adjusted earnings per share and adjusted operating margin provides useful information in assessing our results of operations and potential future results.

We define adjusted EBITDA as net income before interest expense and interest income, income taxes, depreciation and amortization plus acquisition and integration costs, non-cash stock compensation, restructuring and impairment charges, foreign-exchange losses on intercompany loans, and full year effect of 2014 and 2015 acquisitions. We have included information concerning adjusted EBITDA because we believe such measure facilitates our evaluation of our ability to service debt and provides a more effective and comparable measure of performance and a clearer view of underlying trends

We have included information concerning free cash flow because we believe that this non-GAAP measure provides useful information to investors by reflecting an additional way of viewing our operations that, when reconciled to the respective GAAP measures, helps our investors to better understand the strength of our earnings as well as our ability to generate cash without external financings, to strengthen our balance sheet, and to invest in the business.

Non-GAAP to GAAP Reconciliations

Total Company

	Three Months Ended September 30,			
	2015		2014	
Reconciliation of income from operations to adjusted income from operations:				
	$'000	% of Sales	$'000	% of Sales
Income from operations	$10,122	6.5%	$2,552	2.0%
Acquisition and integration expenses	5,138	3.3%	8,088	6.4%
Adjusted income from operations	$15,260	9.9%	$10,640	8.5%
Total Sales		154,824		125,632

Autocam Precision Components Group

	Three Months Ended September 30,			
	2015		2014	
Reconciliation of income from operations to adjusted income from operations:				
	$'000	% of Sales	$'000	% of Sales
Income from operations	$10,894	13.1%	$5,515	11.8%
Acquisition and integration expenses	621	0.7%	225	0.5%
Adjusted income from operations	$11,515	13.8%	$5,740	12.3%
Total Sales		83,243		46,637

Non-GAAP to GAAP Reconciliations

Reconciliation of net income to adjusted net income:

	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014	
	(In Thousands)	Diluted Earnings Per Share	(In Thousands)	Diluted Earnings Per Share
Net Income	$4,630	$0.17	$(3,840)	$(0.21)
After tax acquisition and integration expenses	3,372	0.13	9,222	0.50
After-tax foreign exchange gain on inter-company loans	284	0.01	880	0.05
Adjusted Net Income	$8,286	$0.31	$6,262	$0.34

Non-GAAP to GAAP Reconciliations

Reconciliation of net income to adjusted EBITDA:	Three Months Ended September 30, 2015	2014	Change
Net income	**$ 4,630**	**$ (3,840)**	**$8,470**
Provision for income taxes	936	(562)	1,498
Interest expense	4,584	5,622	(1,038)
Depreciation and amortization	8,610	5,864	2,746
Acquisition and integration expenses	5,138	8,407	(3,269)
Non-cash stock compensation	1,148	661	487
Non-cash foreign exchange gain on inter-company loans	434	1,375	(941)
Adjusted EBITDA	**$ 25,480**	**17,527**	**7,953**

Guidance

Non-GAAP to GAAP Reconciliations

Reconciliation of net income to adjusted EBITDA:	Three Months Ending December 31, 2015	
	Low	High
Net income	**$2,561**	**$3,783**
Provision for income taxes	758	1,275
Interest expense	12,963	13,883
Depreciation and amortization	13,218	14,911
Non-cash stock compensation	500	1,148
Adjusted EBITDA	**$30,000**	**$35,000**

	Three Months Ending December 31, 2015					
Reconciliation of EPS to adjusted EPS	Low			High		
Net income	$2,561	$	0.09	$3,783	$	0.14
Amortization of intangibles and deferred financing costs	3,831	$	0.14	3,831	$	0.14
Adjusted Net income	$6,392	**$**	**0.24**	$7,614	**$**	**0.28**
Weighted average diluted shares outstanding			27,170			27,170

Non-GAAP to GAAP Reconciliations

Reconciliation of net income to adjusted EBITDA:	Year Ending December 31, 2015	
	Low	High
Net income	**$20,145**	**$21,367**
Provision for income taxes	$4,767	$5,284
Interest expense	$29,506	$30,426
Depreciation and amortization	$38,920	$40,613
Acquisition and integration expenses	5,819	5,819
Non-cash stock compensation	3,419	4,067
Non-cash foreign exchange loss on inter-company loans	1,456	1,456
Adjusted EBITDA	**$104,032**	**$109,032**

Reconciliation of EPS to adjusted EPS	Year Ending December 31, 2015			
	Low		High	
Net income	$20,145	$ 0.87	$21,367	$ 0.92
After-tax acquisition and integration expenses	$3,808	$ 0.16	$3,808	$ 0.16
After-tax foreign exchange loss on inter-company loans	$939	$ 0.04	$939	$ 0.04
Amortization of intangibles and deferred financing costs	6,977	$ 0.30	6,977	$ 0.30
Adjusted Net income	$31,869	**$ 1.37**	$33,091	**$ 1.42**
Weighted average diluted shares outstanding		23,230		23,230

Free Cash Flow

	Low	High
EBITDA	104,032	109,032
Capex	(40,000)	(45,000)
Interest	(29,506)	(30,426)
Dividends	(6,072)	(6,072)
Working Capital	(8,454)	(2,534)
	20,000	**25,000**

Reconciliation of income from operations to adjusted income from operations:				
	Low		High	
Income from operations	**52,145**	**7.8%**	**55,167**	**8.2%**
Acquisition and integration expenses	5,819	**0.9%**	5,819	**0.9%**
Adjusted income from operations	**$57,964**	**8.7%**	**$60,986**	**9.0%**
Total Sales		665,000		675,000

Non-GAAP to GAAP Reconciliations

Reconciliation of net income to adjusted EBITDA:	**Year Ending December 31, 2016**	
	Low	High
Net income	**$25,000**	**$30,290**
Provision for income taxes	$6,930	$10,500
Interest expense	$67,000	$65,400
Depreciation and amortization	$60,070	$64,310
Acquisition and integration expenses	-	-
Non-cash stock compensation	3,500	4,500
Non-cash foreign exchange loss on inter-company loans	-	-
Adjusted EBITDA	**$162,500**	**$175,000**

	Year Ending December 31, 2016					
Reconciliation of EPS to adjusted EPS	Low			High		
Net income	$25,000	$	0.92	$30,290	$	1.11
After-tax acquisition and integration expenses		$	-		$	-
After-tax foreign exchange gain on inter-company loans		$	-		$	-
Amortization of intangibles and deferred financing costs	18,441	$	0.68	18,741	$	0.69
Adjusted Net income	$43,441	$	**1.60**	$49,031	$	**1.80**
Weighted average diluted shares outstanding			27,170			27,170

Free Cash Flow

	Year Ending December 31, 2016	
	Low	High
EBITDA	$162,500	$175,000
Capex	(40,000)	(50,000)
Interest	(67,000)	(65,400)
Dividends	(6,072)	(6,072)
Working Capital	$572	$6,472
	50,000	**60,000**



Third Quarter 2015
Non-GAAP to GAAP Reconciliation
November 4, 2015